SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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North European Oil Royalty Trust (Name of Registrant as Specified In Its Charter)

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NORTH EUROPEAN OIL ROYALTY TRUST

Suite 19A, 43 West Front Street

Red Bank, New Jersey 07701
______________

NOTICE OF ANNUAL MEETING OF UNIT OWNERS

February 13, 2008

To the Unit Owners of
NORTH EUROPEAN OIL ROYALTY TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Unit Owners of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust"), pursuant to Article 14 of its Agreement of Trust will be held on Wednesday, February 13, 2008, at 1:00 P.M., in The Breakfast Room, Seventh Floor, at The University Club, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue; entrance on 54th Street) for the following purposes:

(1)	To elect five persons as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified.

(2)	To amend the North European Oil Royalty Trust Agreement of Trust (the “Trust Agreement”) to clarify that units of beneficial interest in the Trust may be issued in uncertificated (book entry) form.

(3)	To amend the Trust Agreement to provide that the Trust shall have a perpetual life.

(4)	To transact such other business as may properly come before the meeting.

The transfer books of the Trust will not be closed.  Only unit owners of record as of the close of business on January 2, 2008 will be entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN
Managing Trustee
January 10, 2008

______________

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions.

If you do not expect to be present in person, you are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope as soon as possible.

NORTH EUROPEAN OIL ROYALTY TRUST
Suite 19A, 43 West Front Street
Red Bank, New Jersey 07701
(732) 741-4008
______________

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust") to be used at the Annual Meeting of Unit Owners to be held on Wednesday, February 13, 2008 and any adjournment or adjournments thereof for the purposes set forth in the accompanying notice of annual meeting. Only unit owners of record at the close of business on January 2, 2008 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust ("units") will be voted for the election of the Trustees, for the approval of amendments to the Trust Agreement to clarify that units of beneficial interest in the Trust may be issued in uncertificated (book entry) form and for the approval of amendments to the Trust Agreement to provide that the Trust shall have a perpetual life.  The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of units registered in the name of a nominee (e.g. units held by brokers in "street name") who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such units at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 10, 2008.

The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity.  There were 9,190,590 units of the Trust outstanding on January 2, 2008. This number of units represents all authorized units. Each unit owner is entitled to one vote for each unit he or she holds or represents. Any number of units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting.

The affirmative vote of a majority of units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust.  The affirmative vote of a majority of the outstanding units is required to approve the proposed amendments to the Trust Agreement.  With regard to the election of Trustees, votes may be cast in favor of all nominees or withheld with respect to all or certain nominees; votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote “against” such election.   A unit owner may also abstain from voting on the approval of the amendments to the Trust Agreement. Because these amendments require the affirmative vote of a majority of the outstanding units, such abstentions will have the same effect as a vote “against” such amendments.

In the event of a broker non-vote with respect to any issue coming before the annual meeting, such nonvoting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units represented in person or by proxy.  A “broker non-vote” occurs if a broker or other nominee who is entitled to vote units on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter.  Under the rules of the New York Stock Exchange (“NYSE”), brokers may vote a client’s proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client’s proxy without voting instructions on “non-discretionary” items.  The election of Trustees and the approval of amendments to the Trust Agreement are considered “discretionary” items.

The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of the mail, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

ELECTION OF TRUSTEES

(Item 1 on Proxy Card)

The persons named in the accompanying proxy intend to vote for the election of the five individuals named below to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees.  The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

Nominees for Election as Trustees

The following sets forth certain information about the nominees for election as Trustees:

Robert P. Adelman, 77, is a director or trustee of various profit and non-profit companies. Mr. Adelman has been a Trustee since 1987.

Samuel M. Eisenstat, 67, an attorney, currently serves as the Chief Executive Officer of Abjac Energy Corp. Mr. Eisenstat serves as a director or trustee of a number of open and closed end funds managed by AIG SunAmerica Asset Management Corp.  Mr. Eisenstat has been a Trustee since 1996.

Lawrence A. Kobrin, 74, is senior counsel with the law firm of Cahill Gordon & Reindel LLP, a position he has held since January 1, 2007. Prior to such time, Mr. Kobrin was a partner at Cahill Gordon & Reindel LLP, a position he held since 1984.  Cahill Gordon & Reindel LLP serves as counsel to the Trust.  Mr. Kobrin has been a Trustee since 2006.

Willard B. Taylor, 67, has been a partner with the law firm of Sullivan and Cromwell, LLP, a position he has held for the period from 1972 through 2007. Mr. Taylor has been a Trustee since 1974 and also served as a director of North European Oil Company from 1970 to 1972.

Rosalie J. Wolf, 66, is Managing Partner of Botanica Capital Partners LLC, a position she has held since 2004. From 2001-2003, Ms. Wolf was a managing director and senior advisor of Offit Hall Capital Management LLC (and predecessor entity). From 1994-2000, Ms. Wolf was the Treasurer and Chief Investment Officer of The Rockefeller Foundation.  Ms. Wolf has been a Trustee since 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unit Ownership of Trustees and Executive Officers
The following table sets forth the number of units beneficially owned as of December 3, 2007 by each Trustee and nominee for Trustee, the individual named in the summary compensation table set forth below under “Executive Compensation,” and all Trustees and executive officers as a group.

	Number of
	Shares	Percentage
	Beneficially	Beneficially
Name and Position of Beneficial Owner	Owned	Owned (1)
Robert P. Adelman, Managing Trustee	7,000	*
Samuel M. Eisenstat, Trustee	5,000	*
Lawrence A. Kobrin, Trustee (2)	1,500	*
Willard B. Taylor, Trustee	6,619	*
Rosalie J. Wolf, Trustee	2,000	*
John R. Van Kirk, Managing Director (3)	7,551	*
All Trustees and executive officers as a group (6 persons)	29,670	*
_________________

* Less than one percent

(1)
Percentage computations are based upon all outstanding units. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in note (2).

(2)	Includes 500 units owned by Mr. Kobrin’s wife, in which units he disclaims beneficial interest.

(3)	Mr. Van Kirk, 55, has been the Managing Director of the Trust since 1990. Mr. Van Kirk’s units are all pledged as security in a margin account he maintains.

Other Unit Ownership

No person known to the Trust owns beneficially more than 5% of the Trust’s units.

AMENDMENTS TO TRUST AGREEMENT

(Items 2 and 3 on Proxy Card)

The Trust is asking the unit owners to approve two sets of amendments to the Trust Agreement.  The first set of amendments, which is listed as Item 2 on the enclosed proxy card, clarifies that units of beneficial interest in the Trust may be issued in uncertificated (book entry) form.  The second set of amendments, which is listed as Item 3 on the enclosed proxy card, provides that the Trust shall have a perpetual life.

Uncertificated Units

On August 8, 2006, the NYSE received approval from the SEC for certain rules relating to direct registration system (“DRS”) eligibility of listed securities. The rules require all securities listed on the NYSE (subject to certain exceptions not applicable to the Trust) to be eligible for inclusion in a DRS by January 1, 2008. To be eligible for inclusion in a DRS, an issuer’s charter and bylaws need to permit the issuance of uncertificated securities. In the case of the Trust, those documents are the Trust Agreement and the Trustees’ Regulations.  The Trustees’ Regulations have been previously amended to permit the issuance of uncertificated units. The current version of the Trust Agreement does not specifically reference the concept of uncertificated units. However, Section 3.3 of the Trust Agreement does provide that “Certificates shall be in such form as the Trustees may from time to time find necessary or desirable.”  The Trustees have determined, based on that provision, that units may be issued in uncertificated form. Although eligible to participate, the Trustees have not made a determination to participate in a DRS. However, the Trustees will consider this issue from time to time.

For the avoidance of doubt, the Trustees believe that the Trust Agreement should be amended as follows to clarify that units of beneficial interest in the Trust may be issued in uncertificated form:

1. Section 2.2 of the Trust Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 2.2. Certificate or Certificates shall mean any Certificate or Certificates, as the case may be, issued under this Agreement.  Notwithstanding anything to the contrary in this Agreement, in lieu of issuing Certificates in physical form, ownership of Units may be evidenced by book entry or otherwise in uncertificated form. If Units are evidenced by book entry or in uncertificated form, all references in this Agreement to Certificates shall be deemed to include references to the Units as evidenced by book entry or other uncertificated form, and references to the issuance of Certificates shall include references to the registration of the owner of a Unit and the issuance of any confirmation thereof that may be deemed appropriate by the Trustees or required by law.”

2. Section 2.3 of the Trust Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 2.3. Certificate Holder, or any similar terms, shall mean the registered owner of a Unit, whether held in certificated or uncertificated form, as shown by the registration books maintained by the Trustees.

3 Section 3.1 of the Trust Agreement shall be amended by replacing the first three sentences thereof with the following:

“If Units are to be evidenced by physical Certificates, the form of such Certificates shall be determined by Trustees from time to time.  The Trustees shall forthwith issue any physical Certificates as directed by the Company.  The number of Units represented by any physical Certificate shall be designated on said Certificate.”

4. Section 3.3 of the Trust Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 3.3. Form and Execution. The Units shall be evidenced in such form (including uncertificated form) as the Trustees may from time to time find necessary or desirable.  All Units in certificated form shall be executed by the manual or facsimile signatures of the Managing Trustee and one other Trustee.”

5. Section 3.4 of the Trust Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 3.4. Registration of Certificates. The Trustees shall cause to be kept, at a place or places within or without the State of Delaware, books (either in paper or electronic form or such other form as the Trustees may from time to time find necessary or desirable) for the registration and transfer of Units (herein sometimes called the “register”); and, upon presentation for such purpose of a Certificate or of an instruction to transfer an uncertificated Unit, the Trustees shall, under such reasonable regulations as they may prescribe, cause to be registered or transferred therein, any of such Units. Certificate Holders or their duly authorized representatives shall have the right, upon reasonable prior written notice to the Trustees, and in accordance with reasonable regulations prescribed by the Trustees, to inspect and make copies of the register.”

6 Section 3.5 of the Trust Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 3.5. Transfer of Certificates.  The Certificates and the interest represented thereby (but no fractional part of a single Unit thereof) may be transferred by the holder thereof in person or by a duly authorized agent or attorney, or by the properly appointed legal representative of the holder, (x) in the case of a Certificate in certificated form, upon the surrender of the Certificate, duly executed for transfer, to the Trustees with directions that such transfer be made and recorded in the register of the Trustees, and (y) in the case of a Unit evidenced in uncertificated form, upon the delivery of a transfer instruction, and in each case upon the delivery of such other documents as the Trustees may reasonably require and upon the payment of the reasonable transfer charges, if any, established by the Trustees for the purpose of reimbursing the Trustees for the expenses incident thereto.  Until any such transfer is recorded in the register of the Trustees, the Trustees may treat the holder of record of any Certificate as the owner thereof for all purposes and shall not be charged with notice of any claim or demand to such Certificate or the interest of any other person. The ownership and registration of the Certificates may be in any form which applicable law permits, subject to the reasonable regulation thereof by the Trustees.”

Duration of Trust

The current version of the Trust Agreement provides that the life of the Trust is capped at 21 years following the death of the survivor of the persons named in Exhibit D to the Trust Agreement.   As a result of changes to Delaware law relating to trust life, the Trustees are proposing to amend the Trust Agreement to eliminate this cap and provide that the life of the Trust would be in perpetuity, except as may be limited by applicable law. This amendment only relates to the normal term of the Trust set forth in the Trust Agreement and it does not affect any of the other termination provisions in the Trust Agreement, such as (1) earlier termination because of diminished royalties, (2) termination by unit owners and (3) termination upon sales of the trust estate. The Trust Agreement would be amended as follows:

1. Section 4.3 of the Agreement of Trust shall be amended and restated in its entirety to read as follows:

“SECTION 4.3. Normal Term. The trust is established to continue in perpetuity, provided that in the event the duration of this trust is necessarily limited by the applicable laws of the State of Delaware or any other state to a term which is shorter than the term hereinabove set forth and a court of competent jurisdiction has finally determined that such shorter term must be used and the laws of such state must be applied in determining the duration of this trust, then and in such event this trust shall continue for the maximum period permitted under the laws of said state for the duration of this trust.”

2. Exhibit D to the Agreement of Trust shall be deleted in its entirety.

Recommendations

The Trustees believe that the clarification and extension would be in the best interests of the unit owners and permit the Trust to fully conform to present laws.  As a result and for the other reasons discussed above, the Trustees recommend a vote “FOR” approval of both sets of amendments to the Trust Agreement.  Each set of amendments is a separate item on the enclosed proxy card and unit owners may vote differently on the two items.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

There is only one executive officer of the Trust, its Managing Director.  The Compensation Committee is responsible for recommending to the Trustees for approval all aspects of the compensation of the Managing Director. The compensation of the Trustees is primarily set by the Trust Agreement, but the Compensation Committee is responsible for recommending to the Trustees for approval any additional compensation to Trustees for serving in roles such as the Managing Trustee, a committee chair or the clerk of the Trustees.  See “—Trustee Compensation” below.  The Compensation Committee has not historically retained any compensation consultants to assist it in this process.

The Trust is a passive fixed investment trust which holds overriding royalty rights, receives income under those rights from certain operating companies, pays its expenses and distributes the remaining net funds to its unit owners. The Trust does not engage in any business or extractive operations of any kind in the areas over which it holds royalty rights and is precluded from engaging in such activities by the Trust Agreement. As a result, the Trust’s financial results are determined primarily by factors not within the control of its executive or the Trustees, including energy prices in Europe, currency exchange rates, energy supply contracts and the operating companies’ production and sales levels. The Compensation Committee believes that the time required and the level of skill with which the Managing Director handles the administrative and financial affairs of the Trust, rather than the Trust’s financial results, are the significant factors in determining his compensation.

In setting the annual compensation of the Managing Director, the Compensation Committee considers the historic level of compensation paid to the Managing Director and, as noted above, the time required and the level of skill with which the Managing Director handles the administrative and financial affairs of the Trust.  In addition, in the case of the current Managing Director (who has served in this role since 1990), the Compensation Committee takes into account the value of his continued performance and knowledge of the Trust, which he has gained over many years.

Historically, the compensation package for the Managing Director has consisted of a base salary and, on occasion, a cash bonus. No long-term incentive compensation has been paid and, as a result of the format of the Trust, no equity-based compensation can be made available.

Recently, the Trust has established a savings incentive match plan for employees (SIMPLE IRA) that is available to all employees of the Trust, including the Managing Director.  The Trustees have authorized the making of contributions by the Trust to the accounts of employees, on a matching basis, of up to 3% of cash compensation paid to each such employee.

Although the Trust does not engage in any formal benchmarking, as a means of testing its judgment, the Committee has, from time to time, explored the costs of alternate or substitute performance of the management functions by a corporate service firm or similar entity and found that the fees to be charged by such entities to perform these functions would be more costly to the Trust and the unit owners.

The Trust does not maintain any severance or change of control plans or any employment contracts.  As a result, the Managing Director is not entitled to receive any severance or other benefits in the case of a termination event or a change of control. The Trust does have any formal unit ownership requirements or guidelines.

For calendar 2007, the Managing Director received a bonus of $5,000, which was paid in January 2007 and an increase of $5,000 in his annual base compensation. For calendar 2008, the Managing Director’s annual base compensation remained fixed at $105,000 and he was scheduled to receive a bonus of $7,500 in January 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Compensation Committee recommended to the Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Samuel M. Eisenstat, Chairman
Robert P. Adelman
Lawrence A. Kobrin
Willard B. Taylor
Rosalie J. Wolf

Summary Compensation Table

Set forth below is a table summarizing the compensation of the Managing Director (the only executive officer of the Trust) for fiscal 2007.

				All Other
		Salary ($)	Bonus	Compen-
Name and Principal Position	Year	(1)	($)	sation ($)	Total ($)
John R. Van Kirk -Managing Director	2007	$104,167	$ 5,000	$ 0	$109,167

(1)	Mr. Van Kirk’s salary is determined on a calendar year basis and was $100,000 for calendar 2006 and $105,000 for calendar 2007.

Trustee Compensation

Set forth below is a table summarizing the compensation earned by the Trustees during fiscal 2007.

	Fees Earned or Paid in	All Other
Name	Cash ($)	Compensation ($)	Total ($)
Robert P. Adelman -Managing Trustee	$ 85,383	$ 0	$ 85,383
Samuel M. Eisenstat -Audit Committee Chairman	$ 65,383	$ 0	$ 65,383
Lawrence A. Kobrin -Clerk	$ 65,383	$ 0	$ 65,383
Willard B. Taylor -Trustee	$ 55,383	$ 0	$ 55,383
Rosalie J. Wolf -Trustee	$ 55,383	$ 0	$ 55,383

Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust’s predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust.  Based upon this formula, each Trustee earned a fee of $55,382.80 during fiscal 2007.  Any compensation for additional services provided to the Trust is recommended by the Compensation Committee for approval by the Trustees with the respective individual not participating.  For fiscal 2007, the Trustees set the additional compensation for Mr. Adelman for his service as Managing Trustee at an annual rate of $30,000.  For fiscal 2007, the Trustees set the additional compensation for Mr. Eisenstat for service as Audit Committee Chairman at an annual rate of $10,000. For fiscal 2007, the Trustees set the additional compensation for Mr. Kobrin for service as clerk of the Trustees at an annual rate of $10,000.  The Trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with travel and accommodations for meetings of the Trustees.  For fiscal 2007, total out-of-pocket expenses for all the Trustees were $1,780. The Trustees do not receive, either directly or indirectly, securities or property, retirement or insurance benefits or personal benefits or other similar forms of compensation.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

The following transactions, although not required to be reported in this proxy statement, occurred during fiscal 2007.

John R. Van Kirk, the Managing Director of the Trust, provides office space and office services to the Trust at cost.  During fiscal 2007, the Trust reimbursed him a total of $28,381 for such office space and office services.  As of January 1, 2007, Lawrence A. Kobrin, a Trustee of the Trust, was named Senior Counsel at Cahill Gordon & Reindel LLP which serves as counsel to the Trust.  Prior to such time, Mr. Kobrin was a partner at Cahill Gordon & Reindel LLP.  For fiscal 2007, the Trust paid Cahill Gordon & Reindel LLP $76,357 for legal services.  During fiscal 2007, John H. Van Kirk, the father of John R. Van Kirk, received $9,000 as the balance of his previously agreed upon salary as Managing Trustee and $7,500 for his service as Founding Trustee Emeritus.

Review, Approval or Ratification of Transactions with Related Persons

The Trustees have adopted a written policy with respect to transactions with related persons (the “Policy”). The Policy is set forth in the Trust’s Code of Conduct and Business Ethics and is available on the Trust’s website at www.neort.com/ethics.html. The Policy provides that any proposed Related Person Transaction (as defined below) be submitted to the Trustees for consideration.  In determining whether or not to approve the transaction, the Policy provides that the Trustees shall consider all of the relevant facts and circumstances available to the Trustees, including (if applicable):  the benefits to the Trust; the impact on the Related Person’s (as defined below) independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.   The Policy provides that the Trustees shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Trust and its unit owners.

For purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Trust was, is or will be a participant, and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a “Related Person” means (1) any person who is, or at any time since the beginning of the Trust’s last fiscal year was, a Trustee or executive officer of the Trust or a nominee to become a Trustee of the Trust; (2) any person who is known to be the beneficial owner of more than 5% of Trust’s units; and (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-inlaw, brother-in-law, or sister-in-law of the Trustee, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Trustee, executive officer, nominee or more than 5% beneficial owner.

AUDIT COMMITTEE

All of the Trustees, with the exception of Lawrence A. Kobrin, constitute the Audit Committee of the Trustees of North European Oil Royalty Trust.  The Audit Committee meets the definition of an audit committee set forth in Section 3(a)(58)(A) of the Exchange Act.  All of the members of the Audit Committee are “independent” as that term is defined in the rules of the Securities & Exchange Commission and the applicable listing standards of New York Stock Exchange.  The Trustees have determined that both Robert P. Adelman and Rosalie J. Wolf are financial experts, as the term is defined in the Commission rules. The Audit Committee is chaired by Samuel M. Eisenstat.  The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee. Mr. Eisenstat serves on the audit committees of several funds managed by AIG Sun America Asset Management Corp. The Trustees have determined that such service by Mr. Eisenstat does not impair his ability to effectively serve on the Trust’s Audit Committee.

Pursuant to the Audit Committee Charter and the requirements of the Securities and Exchange Commission, the Audit Committee has provided the following report for inclusion in this proxy statement:

Report of the Audit Committee of the Trustees of North European Oil Royalty Trust
     The undersigned constitute the members of the Audit Committee.  In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust’s fiscal year ended October 31, 2007, the Audit Committee reports as follows:

1.   The Audit Committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2007 with the Managing Director of the Trust, constituting its ongoing management.

2.   The Audit Committee has discussed with representatives of Weiser LLP, the independent registered public accounting firm of the Trust, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.   The Audit Committee has received the written disclosures and the letter from Weiser LLP, the independent registered public accounting firm, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Weiser LLP their independence.

4.   Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 for filing with the Securities and Exchange Commission.

Samuel M. Eisenstat, Chairman
Willard B. Taylor
Robert P. Adelman
Rosalie J. Wolf

AUDITOR MATTERS

A representative of Weiser LLP is expected to attend the annual meeting and to be available to respond to appropriate questions from unit owners. The representative from Weiser LLP will also have the opportunity to make a statement at the meeting if he chooses to do so.

Resignation and Appointment of Independent Auditors

Effective July 18, 2006 the Audit Committee approved the appointment of Weiser LLP as the Trust’s new independent registered public accounting firm replacing Ernst & Young LLP (“E&Y LLP”).  This action was taken primarily to reduce the Trust’s audit and audit-related expenses.

With respect to the audit of the Trust’s financial statements for the fiscal year ended October 31, 2005 and the subsequent interim periods through April 30, 2006 and through the date of dismissal, there were no disagreements with E&Y LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y LLP, would have caused E&Y LLP to make reference to the subject matter of the disagreements in connection with its report. Further, the audit report of E&Y LLP on the financial statements of the Trust for the year ended October 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or, except as noted in the following sentence, as to accounting principles. E&Y LLP noted in its opinion that the Trust’s financial statements have been prepared on the modified cash basis of accounting, which is a comprehensive basis of accounting other than U.S. generally accepted accounting principles. In the opinion of the Trustees and the Trust’s management the use of the cash basis provides a more meaningful presentation to unit owners of the results of operations of the Trust.

During the Trust’s fiscal year ended October 31, 2005 and the subsequent interim period through the date of engagement, neither the Trust nor anyone acting on its behalf consulted with Weiser LLP regarding
(1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Weiser LLP assumed audit responsibilities for the Trust on July 18, 2006 and has conducted a review of the financial statements for the Trust’s four quarters of fiscal 2006 and has performed an audit of the Trust’s 2006 and 2007 fiscal year financial statements.

Fees Billed by Independent Auditors

Audit Fees

For the fiscal year ended October 31, 2006, the Trust paid $23,900 to E&Y LLP for audit services for the first six months of fiscal 2006 and agreed to pay Weiser LLP $49,000 for the review of the first three fiscal quarters, the year-end audit and the attestation to the sufficiency of the Trust’s internal controls to be performed by Weiser LLP.  For the fiscal year ended October 31, 2007, the Trust agreed to pay $54,500 to Weiser LLP for audit services. In addition, for the fiscal year ended October 31, 2007, additional payments in the amount of $8,500 were made to E&Y LLP for transition work with the new auditor.

Audit-Related Fees

No fees for audit related services were paid in either fiscal 2007 or 2006.

Tax Fees

No fees for tax related services were paid in either fiscal 2007 or 2006.

All Other Fees

The Trust paid Weiser LLP $6,734 for non-audit related services during the fiscal year ended October 31, 2007 related to the establishment of a SIMPLE IRA for the Trust’s employees, review and revision of language in the Tax Letter to Unit Owners and the confirmation of the configuration of a new accounting program for the Trust.

At the Trust’s direction and as part of its monitoring process, the German affiliate of Ernst & Young LLP, Ernst & Young AG, reviews the basis for royalty payments and allowable cost deductions for Mobil Erdgas Erdol GmbH and BEB Erdgas und Urdol GmbH in Germany on a biennial basis. No fees for these services were paid during fiscal 2007. The Trust paid $8,042 for these services in fiscal 2006.

Pre-Approval Policies

It is the policy of the Audit Committee that all audit and non-audit services provided to the Trust must be pre-approved by the Audit Committee.  All of the audit and non-audit services described above were pre-approved by the Audit Committee.

GOVERNANCE AND NOMINATIONS

Trustee Independence

With the exception of the Lawrence A. Kobrin, none of the Trustees have a financial relationship with the Trust other than as Trustees under the terms of the Trust Agreement.  Until December 31, 2006, Mr. Kobrin was a partner of the law firm of Cahill Gordon & Reindel LLP in New York, New York, a position he has held since 1984. Cahill Gordon & Reindel LLP has provided legal services to the Trust since that time. Mr. Kobrin is currently senior counsel to Cahill Gordon & Reindel LLP. The Trustees have determined that all the current Trustees are considered independent according to the rules of the New York Stock Exchange.

Committees

The Trustees have designated a standing Audit Committee of the Trustees of North European Oil Royalty Trust (the “Audit Committee”) and a standing Compensation Committee of the Trustees of North European Oil Royalty Trust (the “Compensation Committee”).  Samuel M. Eisenstat serves as the Chairman of both committees and Robert P. Adelman, Willard B. Taylor and Rosalie J. Wolf serve as members of both committees. Lawrence A. Kobrin is a member of the Compensation Committee.  The Audit Committee has a charter, but the Compensation Committee does not.

The functions of the Audit Committee include reviewing the internal financial management and control procedures of the Trust, appointing and removing independent auditors for the Trust, and consulting with the auditors. See “Audit Committee.” The functions of the Compensation Committee include recommending to the Trustees for approval the compensation of the Managing Director, the compensation of Trustees not covered by the Trust Agreement (i.e. additional compensation to Trustees for serving in roles such as the Managing Trustee, a committee chair or the clerk of the Trustees) and any separate compensation for additional services as the committee deems necessary.  See “Executive Compensation.”

The Trustees have not created and do not intend to create a Governance Committee. It is the opinion of the Trustees that, since the Trust Agreement and orders of the Delaware Court of Chancery provide the framework for governance of the Trust, no such Committee is necessary. A copy of the Trust Agreement, as amended, is on file with the Securities and Exchange Commission.  The Trustees have not created and do not intend to create a Nominating Committee. See “—Nominations” below.

Meetings and Attendance

During fiscal 2007, the Trustees met nine times.  The Trustees, presided over by the Managing Trustee, met in executive session without management and had additional communications as needed during fiscal 2007. During fiscal 2007 the Audit Committee and the Compensation Committee met formally five times and six times, respectively, and each had additional informal meetings and communications.  All of the Trustees attended more than 75% of all of the meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) during fiscal 2007. It is the expectation of the Trustees that all of the Trustees attend each Annual Meeting of Unit Owners in person. All of the Trustees attended last year’s Annual Meeting.

Code of Conduct and other Documents

The Trustees have created a Code of Conduct and Business Ethics.  All the Trustees and the Managing Director have signed the Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics, the Trustees’ Regulations and the Trust’s Audit Committee Charter are available on the Trust’s website, www.neort.com. A copy of any of these documents will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, P.O. Box 456, Red Bank, NJ  07701.

Nominations

The Trustees have not created and do not intend to create a separate Nominating Committee.  The ongoing supervision of the Trust requires continuity of experience and familiarity with its unique structure. The Trust is precluded from business activities and would not benefit from the rotation of its member Trustees.  Rotation of the Trustees would, in the opinion of the Trustees, substantially increase costs and be counter to the best interests of the unit owners. Accordingly, absent the retirement, resignation, incapacity or death of any Trustee, the Trustees have customarily been re-nominated every year.

At such time as a vacancy occurs in the Trustees by reason of retirement, resignation or death of any Trustee, all of the remaining Trustees serve the function of a nominating committee and do so pursuant to the provisions of the Trust Agreement and the orders of the Delaware Court of Chancery.

Any unit owner may at any time communicate in writing with either the Managing Trustee, or the senior Trustee then serving, to make a nomination and such nominee will be considered by the Trustees without differentiation as to the source of the suggestion.  In the event of a vacancy among the Trustees, nominees would be sought who had the background, experience and competence in those areas where the former Trustee was proficient.  They would include business experience in the extractive industries, experience with royalty trust management and general business and accounting experience.

Compensation Committee Interlocks and Insider Participation

None.

OTHER MATTERS

The Trustees are not aware of any other matter to be presented for action at the annual meeting.  If any other matter is brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with the Securities Exchange Act of 1934 and rules adopted by the Securities and Exchange Commission (the "SEC"), the Trustees, the Managing Director and persons owning more than 10% of the Trust's units (the "Reporting Persons") are required to file reports of ownership of, and changes in ownership of, Trust units with the SEC, the New York Stock Exchange and the Trust.

Based solely on a review of such forms furnished to it and written representations from certain Reporting Persons, the Trust believes that during the fiscal year ended October 31, 2007, all filing requirements applicable to the Reporting Persons have been complied with except for two instances. Lawrence A. Kobrin inadvertently omitted part of his holdings in his original Form 3 filing and has subsequently filed a Form 5 to correct this omission. Additionally, John H. Van Kirk, the father of John R. Van Kirk, was the Managing Trustee of the Trust until October 31, 2006.  Although no longer a Trustee, John H. Van Kirk is still currently required to file reports under Section 16(a).  John H. Van Kirk inadvertently filed one late Form 4 with respect to one transaction.

Communications

Any unit owner may communicate with an individual Trustee, or the Trustees as a group, or with the Audit Committee Chairman in writing. All such communications will be treated in confidence and an appropriate response or action will be taken. Communications to an individual Trustee or the Trustees as a group may be sent to the office of the Trust at P.O. Box 456, Red Bank, NJ 07701 and will be forwarded to them. Communications to the Audit Committee Chairman may also be sent by mail to the office of the Trust, marked “confidential.”  The Managing Director and Audit Committee Chairman can also be reached directly through the Trust’s website, www.neort.com.

Form 10-K

The Trust has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended October 31, 2007. A copy of this report will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, New Jersey 07701.  A copy of the report is also accessible through the Trust’s website, www.neort.com.

Unit Owner Proposals for the 2009 Annual Meeting

The 2009 Annual Meeting of Unit Owners is tentatively scheduled to be held on February 13, 2009.  Any proposals of the unit owners intended to be presented at the 2009 annual meeting must be received by the Trust by September 12, 2008 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Any proposals of the unit owners intended to be presented at the 2009 annual meeting that are not to be included in the Trust’s proxy statement and form or proxy relating to that meeting must be received by the Trust by November 26, 2008.  Such proposals should be sent to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, New Jersey 07701.  If the date of the 2009 annual meeting is changed by more than 30 days from February 13, 2009, unit owners will be advised of such change and of the new dates for submission of proposals.

Unit owners are urged to sign and return their proxies without delay.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN
Managing Trustee

January 10, 2008

☒ PLEASE MARK VOTES AS IN EXAMPLE
REVOCABLE PROXY
NORTH EUROPEAN OIL ROYALTY TRUST
ANNUAL MEETING OF UNIT OWNERS — FEBRUARY 13, 2008

This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints Robert P. Adelman, Samuel M. Eisenstat and Lawrence A. Kobrin, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 13, 2008 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 10, 2008.

The Trustees recommend a vote “FOR” Proposals 1, 2 and 3.

			With-	For All
		For	hold	except
1.	Election of Trustees	☐	☐	☐

Nominees: Robert P. Adelman, Samuel M. Eisenstat, Lawrence A. Kobrin, Willard B. Taylor and Rosalie J. Wolf.

INSTRUCTION: To withhold your vote for any nominee(s), mark “For All Except” and write that nominee’s name on the line below.

		For	Against	Abstain
2.	Amendment of Trust Agreement (Clarification regarding issuance of uncertificated/book entry units)	☐	☐	☐
		For	Against	Abstain
3.	Amendment of Trust Agreement (Removal of the cap on the life of the Trust)	☐	☐	☐

Please be sure to sign and date	Date
this Proxy in the box below

Unit Owner sign above	Co-owner (if any) sign above

^Detach above card, sign, date and mail in postage paid envelope provided.^
NORTH EUROPEAN OIL ROYALTY TRUST

This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.